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                                                                    EXHIBIT 10.9

                               AMENDMENT NO. 6 TO
           SECOND AMENDED AND RESTATED MORTGAGE WAREHOUSING AGREEMENT

         THIS AMENDMENT ("Amendment") is dated as of August 27, 1999, by and among Comerica Bank, a Michigan banking corporation ("Comerica"), First Union National Bank, successor by merger to Corestates Bank, N.A. ("FUNB"), Residential Funding Corporation, a Delaware corporation ("RFC") and National City Bank of Kentucky, a national banking association ("NCBank") (collectively, Comerica, FUNB, RFC and NCBank are referred to as "Lenders"), Comerica Bank, as Agent for Lenders (in such capacity, "Agent"), and Rock Financial Corporation, a Michigan corporation ("Borrower");

                                    RECITALS:


         WHEREAS, BORROWER, Agent and Lenders entered into a certain Second Amended and Restated Mortgage Warehousing Agreement dated November 13,1997, as amended by Amendment No. 1 dated January 30, 1998, Amendment No. 2 dated April 2, 1998, Amendment No. 3 dated July 13, 1998, Amendment No. 4 dated November 16, 1998 and Amendment No. 5 and Waiver dated January 25, 1999 (as amended, the "Agreement"); and

         WHEREAS, Borrower, Agent and Lenders desire to further amend the Agreement as hereinafter set forth.

         NOW, THEREFORE, the parties hereto agree as follows:

         1. Borrower and Michigan National Bank, a national banking association ("Michigan National") have formed Rock Home Loans at Michigan National, L.L.C., a Michigan limited liability company ("Rock Home Loans"), the sole members of which are Borrower and Michigan National, for the purpose of engaging in the origination, purchase and sale of mortgage loans. Pursuant to a Mortgage Warehousing Agreement between Rock Home Loans and Michigan National dated April 14, 1999, Michigan National made available to Rock Home Loans a mortgage warehousing line of credit (the "Rock Home Loans Warehousing Agreement"). In connection with the Rock Home Loans Warehousing Agreement, Rock Home Loans, Michigan National and Comerica entered into a Custodial Agreement dated April 14, 1999, as amended by Amendment No. 1 dated of even date herewith (as amended, the "Custodial Agreement"), a copy of which is attached hereto as Exhibit A, under which Comerica agreed to act as collateral custodian for the benefit of Michigan National. The Lenders hereby consent to (a) the formation of Rock Home Loans, (b) the extensions of credit to Rock Home Loans under the Rock Home Loans Warehousing Agreement, and (c) the Custodial Agreement and Comerica's obligations thereunder.

         2. The definition of "Loan Documents" in Section 1.02 of the Agreement is amended and restated to read in its entirety as follows:



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         "Loan Documents means this Agreement, the Security Agreement, the
    Notes, the Michigan National Intercreditor Agreement and all other documents, instruments or agreements executed in connection with or securing or "supporting the foregoing or the Loan."

    3.   The following definitions are added to Section 1.02 of the Agreement:

         "Business Day shall mean any day on which commercial banks are open for business in Detroit, Michigan.

         Countrywide Remittances shall have the meaning given the term in the Michigan National Intercreditor Agreement.

         Michigan National shall mean Michigan National Bank, a national banking association.

         Michigan National Collateral shall have the meaning given the term in the Michigan National Intercreditor Agreement.

         Michigan National Intercreditor Agreement shall mean the Intercreditor Agreement by and among Comerica, as Agent and as Collateral Custodian under the Rock Home Loans Custodial Agreement, and Michigan National in the form of Exhibit J hereto, as it may be amended from time to time.

         Rock Home Loans shall mean Rock Home Loans at Michigan National, L.L.C., a Michigan limited liability company.

         Rock Home Loans Account shall have the meaning given the term in the Michigan National Intercreditor Agreement.

         Rock Home Loans Collateral Custodian shall mean Comerica, as collateral custodian for Michigan National under the Rock Home Loans Custodial Agreement.

         Rock Home Loans Custodial Agreement shall mean that certain Custodial Agreement by and among Comerica, Rock Home Loans and Michigan National dated April 14, 1999, as amended by Amendment No. 1 dated August 27, 1999, as it may be further amended from time to time.

         Rock Home Loans Warehousing Agreement shall mean the Mortgage Warehousing Agreement between Rock Home Loans and Michigan National dated April 14, 1999, as it may be amended from time to time.

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         Sweep Account shall have the meaning given the term in the Michigan
    National Intercreditor Agreement.

         Sweep Account Reconciliation shall have the meaning given the term in the Michigan National Intercreditor Agreement."

4. The last sentence of Section 2.05 of the Agreement is amended and restated to read in its entirety as follows:

         "The proceeds from the sale of Mortgage Loans securing the Loan shall be paid directly to the Restricted Account and applied against the Loan by Agent on a daily basis, except that the proceeds from the sale of Mortgage Loans securing the Loan which constitute Countrywide Remittances shall be paid directly to the Sweep Account and transferred to the Restricted Account in accordance with Section 2.07 hereof and once transferred to the Restricted Account applied against the Loan in accordance with the foregoing."

5. Section 2.07 of the Agreement is amended and restated to read in its entirety as follows:

         "2.07 Countrywide Remittances; Sweep Account; Disbursements from Sweep Account, Michigan National Intercreditor Agreement.

         (a) Borrower and Rock Home Loans shall open with Comerica and maintain in effect the Sweep Account, which Sweep Account shall be maintained as a "no access" account to Borrower, Rock Home Loans or any other person other than Rock Home Loans Collateral Custodian and Agent. The Sweep Account shall be used in the manner set forth in this Agreement and the Michigan National Intercreditor Agreement.

         (b) To obtain certain cost savings for Rock Home Loans, in which Borrower is a member, except as otherwise provided herein, all Countrywide Remittances shall be paid directly to the Sweep Account (and Countrywide shall be so instructed by Borrower and, pursuant to the Rock Home Loans Custodial Agreement, by Rock Home Loans).

         (c) Agent shall retain an exclusive security interest in and lien on the Collateral for the benefit of the Lenders, whether in the Sweep Account or otherwise, pursuant to this Agreement, the Security Agreement and all other documents, instruments and agreements made in connection therewith; and, except for Rock Home Loans Collateral Custodian's rights under the Rock Home Loans Custodial Agreement, Michigan National shall retain an exclusive security interest in and lien on the Michigan National Collateral, whether in the Sweep Account or otherwise,

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    pursuant to the Rock Home Loans Warehousing Agreement and all other documents, instruments and agreements made in connection therewith.

         (d) Agent, Rock Home Loans Collateral Custodian, Michigan National, Borrower and Rock Home Loans have entered into the Michigan National Intercreditor Agreement, a copy of which is attached hereto as Exhibit J, describing in greater detail the rights and responsibilities of Agent and Michigan National with respect to the Sweep Account. The Lenders agree to be bound by all of the terms and conditions thereof.

         (e) Comerica may, and at the direction of Majority Lenders shall, at any time and for any reason, immediately on notice to Borrower, Rock Home Loans and Michigan National, whether or not an Event of Default or a Custodial Agreement Default (as defined in the Rock Home Loans Custodial Agreement) has occurred and is continuing or exists, prohibit the further use of the Sweep Account in the manner set forth in Paragraph 4(f) of the Rock Home Loans Custodial Agreement, whereupon Borrower shall immediately notify Countrywide thereof (with a copy thereof to be sent to Agent) and Borrower shall direct and cause Countrywide to make all amounts payable by Countrywide on account of the purchase of any Collateral or Michigan National Collateral shipped by Agent or Rock Home Loans Collateral Custodian after the date of such prohibition, directly to the Restricted Account or Rock Home Loans Account respectively.

         (f) Comerica shall transfer funds in the Sweep Account in accordance with and subject to the terms of the Michigan National Intercreditor Agreement."

    6. The reference to "and" at the end of subsection 8 of Section 3.01.01 on page 20 of the Agreement is deleted, the period at the end of subsection 9 of
Section 3.01.01 on page 20 of the Agreement is replaced with "; and", and the following subsection 10 is added to Section 3.01.01:

         "10. The Sweep Account and all Collateral and other amounts therein, except for the Michigan National Collateral."

    7. The Intercreditor Agreement attached as Exhibit J hereto is added to the Agreement as Exhibit J thereto.

    8. Borrower hereby represents and warrants that, after giving effect to the amendments contained herein, (a) execution, delivery and performance of this Amendment, and any other documents and instruments required under this Amendment, or the Agreement are within the Borrower's corporate powers, have been duly authorized, are not in contravention of law or the terms of Borrower's Articles of Incorporation or Bylaws, and do not require the consent or approval of any governmental body, agency or authority; and this Amendment and any other documents and instruments required under this Amendment or the Agreement will be valid and binding in

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accordance with their terms; (b) the continuing representations and warranties of Borrower set forth in Section 5 of the Agreement (Sections 5.01-5.16) are true and correct on and as of the date herewith, with the same force and effects as if made on and as of the date herewith; and (c) no Event of Default, or condition or event which, with the giving of notice or the running of time, or both, would constitute an Event of Default under the Agreement, has occurred and is continuing on or as of the date hereof.

    9. Except as expressly modified by this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect.

    10. This Amendment shall not become effective unless and until each of the following conditions precedent has been satisfied:

        (a) The Agent shall have received a counterpart of this Amendment executed by Borrower, Agent and each Lender.

        (b) Due execution and acknowledgment by all parties to the Intercreditor Agreement in the form of Exhibit J attached hereto.

        (c) The Agent and the Borrower shall have entered into an Amendment No. 2 to Amended and Restated Security Agreement in form and substance satisfactory to Agent.

    11. Capitalized terms not defined herein shall have the meanings ascribed to them in the Agreement.

    12. This Amendment may be signed in any number of counterparts and by different parties on separate counterparts, and each such counterpart when executed and delivered shall constitute an original but all such counterparts shall together constitute one and the same Amendment.

                  REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

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         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.

COMERICA BANK, AS AGENT AND                  ROCK FINANCIAL CORPORATION
A LENDER

By: Robert W. Marr                           By: Daniel Gilbert
   ------------------------------               -------------------------------

Its: Account Officer                         Its: CEO
    -----------------------------                ------------------------------

FIRST UNION NATIONAL BANK,
SUCCESSOR BY MERGER TO
CORESTATES BANK, N.A., AS A LEADER

By: Edmund J. Furphy
   ------------------------------

Its: Vice President
    -----------------------------

RESIDENTIAL FUNDING CORPORATION,
AS A LENDER

By: Barbara Rapetti
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Its: Director
    -----------------------------

NATIONAL CITY BANK OF
KENTUCKY, AS A LENDER

By: Kelly Moyer
   ------------------------------

Its: Asst. Vice President
    -----------------------------
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